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                                                                     Exhibit 5.1


                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                        Philadelphia, Pennsylvania 19103


April 20, 2001


Pegasus Satellite Communications, Inc.
c/o Pegasus Communications Management Company
225 City Line Avenue
Suite 200
Bala Cynwyd, Pennsylvania 19004

                     Re: Registration Statement on Form S-4
                         ----------------------------------
Ladies and Gentlemen:

         As counsel to Pegasus Satellite Communications, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation and filing of the Company's Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) $193,100,000 in principal amount at maturity of the Company's 13-1/2% Senior Discount Subordinated Notes due 2007 (the "New Senior Discount Subordinated Notes"), to be issued by the Company in exchange for $193,100,000 in principal amount at maturity of Golden Sky DBS, Inc.'s 13-1/2% Series B Senior Discount Subordinated Notes due 2007 (the "Old Senior Discount Subordinated Notes") and (ii) $195,000,000 in principal amount of the Company's 12-3/8% Senior Notes due 2006 (the "New Senior Notes" and together with the New Senior Discount Subordinated Notes, the "New Notes"), to be issued by the Company in exchange for $195,000,000 in principal amount of Golden Sky Systems, Inc.'s 12-3/8 % Series A and B Senior Subordinated Notes due 2006 (the "Old Senior Notes" and together with the Old Senior Discount Subordinated Notes, the "Old Notes"). The New Notes will be issued pursuant to Indentures (the "Indentures"), between the Company and First Union National Bank, as Trustee, which have been filed as exhibits to the Registration Statement.

         In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, as amended, minutes and resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the issuance of the New Notes as we have deemed appropriate. We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States, the laws of the Commonwealth of Pennsylvania and the Delaware General Corporation Law, and we express no opinion on the "blue sky" or securities law of any jurisdiction. In that connection, we note that the

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Indenture provides that it is governed by the laws of the State of New York. We are not familiar with those laws and express no opinion about them. With your permission, we have assumed, solely for purposes of this opinion, that the Indentures will be governed by the laws of the Commonwealth of Pennsylvania notwithstanding their express terms. We express no opinion about what law will actually govern the Indentures.

         In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact that have not been independently established, we have relied upon representations of officers of the Company.

         On the basis of the foregoing, it is our opinion that the New Notes have been validly authorized for issuance and, upon execution of the New Notes by the Company, authentication of the New Notes by the Trustee and issuance and delivery of the New Notes in the manner provided in the Indentures and the Registration Statement (including the exchange of the Old Senior Subordinated Discount Notes and the Old Senior Notes for the New Senior Subordinated Discount Notes and the New Senior Notes, respectively, as set forth in the Registration Statement), the New Notes will be legally issued and constitute binding obligations of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act as we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.


                                                  Very truly yours,


                                                  /s/ Drinker Biddle & Reath LLP

                                                  DRINKER BIDDLE & REATH LLP


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